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                                                                      EXHIBIT 11


CONSENT OF INDEPENDENT AUDITORS


The Navallier Performance Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to this Registration Statement No. 33-80195 of our report dated February 23, 1996 appearing in the Annual Report of the Navallier Performance Funds for the Period December 28, 1995 (commencement of operations) to December 31, 1995 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus,which is also a part of such Registration Statement.



/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Washington, DC
November 18, 1996